Exhibit 99.1

FORT WORTH, Texas, Jan. 22, 2015 -- RadioShack Corporation (“RadioShack” or the “Company”) (NYSE: RSH) received a continued listing standards notice from the New York Stock Exchange (the “NYSE”) on January 15, 2015, because the average market capitalization of the Company was less than $50 million over a period of 30 consecutive trading days and stockholders’ equity of the Company was below $50 million.

RadioShack’s common stock continues to trade on the NYSE.  Under NYSE rules, the Company has 45 days following receipt of the notification to provide the NYSE with a business plan that demonstrates the Company’s ability to regain compliance within 18 months.  If the Company submits a business plan, the Listings and Compliance Committee of the NYSE will either accept the business plan or if the Committee does not accept the business plan the Company will be subject to suspension by the NYSE and delisting.

The Company's Securities and Exchange Commission reporting requirements and debt obligations are not affected by the receipt of the NYSE notification.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s current views and projections regarding economic conditions, the retail industry environment and Company performance. These statements can be identified by the fact that they include words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook” and other words with similar meaning. We specifically disclaim any duty to update any of the information set forth in this press release, including any forward-looking statements. These statements involve a number of risks and uncertainties that could cause our actual results to differ materially from the results discussed in our forward-looking statements, including the risk that the Company’s common stock may be delisted from the New York Stock Exchange and this delisting may (1) reduce the liquidity and market price of the Company’s common stock and (2) negatively impact the ability of the Company to conduct equity financings and access the public capital markets. Additional factors that could cause our actual results to differ materially from the results discussed in our forward-looking statements include, but are not limited to, our ability to execute and the effectiveness of our initiatives, including our strategic turnaround plan and our proposed store closure program; the underperformance or loss of certain of our important vendors, such as our wireless carrier providers, or breaches by them of our agreements with them; difficulties associated with our transition to an outsourced arrangement for the production of products we previously manufactured at our Chinese manufacturing plant; an adverse impact on our sales or profitability due to our transition to such an outsourced arrangement; an adverse impact on our sales or profitability due to changes wireless carrier providers make to their customer credit requirements, frequency of upgrade eligibility, or other operational matters, and the timing, completeness, and accuracy of information we receive about such changes; a decline in our gross margin due to customer demand for lower margin mobile devices, such as smartphones and tablets; overall sales performance; economic conditions; product demand; expense levels; competitive activity; interest rates; changes in the Company’s financial condition; availability of products and services and other risks associated with the Company’s vendors and service providers; the regulatory environment; and other factors affecting the retail category in general. Additional information regarding these and other factors is included in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended Dec. 31, 2013.

About RadioShack Corporation
RadioShack (NYSE: RSH) is a leading retailer focused on connecting customers with personalized solutions and discovering what's possible through the latest in consumer technology. The company's updated product assortment incorporates national brands, industry-leading private brand products, and in-demand mobile devices from a wide selection of wireless carriers. Customers can shop top brands in headphones and speakers, wearable technology, smart toys and DIY supplies, connected home, power accessories and home entertainment at www.radioshack.com or in store.  RadioShack's global retail network includes more than 4,000 company-operated stores in the United States and Mexico and more than 1,200 dealer stores in 25 countries. RadioShack employs thousands of knowledgeable associates globally to help customers find their technology solution. For more information on RadioShack Corporation, please visit www.radioshackcorporation.com.

Analysts and Investors Contact: Investor Relations, +1-817-415-3400,
Investor.Relations@RadioShack.com,
or
News Media Contact: Media Relations, +1-817-415-3300,
Media.Relations@RadioShack.com

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